Exhibit 99.1

Collegium Reports Second Quarter 2022 Financial Results

– Generated Record Net Revenue of $123.5 Million –

– BDSI Integration Complete; On Track to Exceed Targeted Run Rate Synergies of at Least $75 Million –

– Raises Full Year Adjusted EBITDA Guidance –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., August 4, 2022 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a leading, diversified specialty pharmaceutical company, today reported its financial results for the quarter ended June 30, 2022 and provided a corporate update.

“Following closing of the financially transformative acquisition of BDSI, the Collegium team successfully completed phase one, Seamless Integration, of our three-phase action agenda, effectively transitioning operations and achieving day-one commercial readiness. We remain on track to exceed targeted run rate synergies of at least $75 million,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “In July, we transitioned to phase two, Generate Momentum, and are focused on growing Belbuca® and Xtampza® ER prescriptions, and successfully renegotiating Xtampza ER contracts that will ensure gross-to-net of less than 65% beginning in January 2023. Phase three, Accelerate, begins in January 2023, and will be propelled by Xtampza ER revenue growth and Belbuca and Xtampza ER prescription growth, and bolstered by a fully synergized cost structure.”

“In the second quarter, our first full quarter post the BDSI acquisition, we delivered record revenue, leveraged our cost structure, generated significant operating cashflows, and paid down debt,” said Colleen Tupper, Chief Financial Officer of Collegium. “Our financial position is strong, and we remain focused on strategically deploying our capital to create value for our shareholders.”

First Half 2022 Business Highlights

●	Completed phase one, Seamless Integration, of the three-phase action agenda following the close of the BDSI acquisition
●	Increased Collegium’s market share of the Branded ER market to 49.0% in June 2022
●	Grew Belbuca market share to 17.7% of the Branded ER market and Xtampza ER market share to 35.0% of the oxycodone ER market in June 2022
●	Transitioned BDSI core operations and achieved day-one commercial readiness following the close of the BDSI acquisition
●	Executed a master settlement agreement resolving all 27-pending opioid industry-related lawsuits brought against the Company by cities, counties, and other subdivisions in the United States
●	Presented four poster presentations and one oral presentation on Elyxyb™ at the American Headache Society 64th Annual Scientific Meeting

Financial Guidance for 2022

●	The Company updates its full-year 2022 guidance for Total Adjusted Operating Expenses and Total Adjusted EBITDA:

	Prior	Updated

Total Product Revenues	$450.0 to $465.0 million	Reaffirmed

Total Adjusted Operating Expenses (Excluding Stock-Based Compensation and Acquisition Related Expenses)	$130.0 to $140.0 million	$125.0 to $135.0 million

Total Adjusted EBITDA (Excluding Stock-Based Compensation and Acquisition Related Expenses)	$235.0 to $250.0 million	$245.0 to $255.0 million

Financial Results for Quarter Ended June 30, 2022

●	Total net product revenues were $123.5 million for the quarter ended June 30, 2022 (the “2022 Quarter”), compared to $82.9 million for the quarter ended June 30, 2021 (the “2021 Quarter”)
●	GAAP operating expenses were $41.3 million for the 2022 Quarter, compared to $33.8 million for the 2021 Quarter; Adjusted operating expenses, which exclude stock-based compensation expense of $5.7 million and acquisition expense of $3.6 million, were $32.0 million for the 2022 Quarter, compared to $27.3 million for the 2021 Quarter, which excluded stock-based compensation of $6.5 million
●	Net loss for the 2022 Quarter was $5.2 million, or $0.15 loss per share (basic and diluted), compared to net income of $72.8 million, or $2.06 earnings per share (basic) and $1.79 earnings per share (diluted), which included the discrete tax benefit related to the release of the valuation allowance, for the 2021 Quarter; income from operations, excluding acquisition related expenses, was $14.7 million for the 2022 Quarter compared to $16.4 million for the 2021 Quarter
●	Adjusted EBITDA for the 2022 Quarter was $71.2 million, compared to $40.1 million for the 2021 Quarter
●	The Company exited the 2022 Quarter with a cash balance of $122.7 million

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, August 4, 2022, at 4:30 p.m. Eastern Time. To access the conference call, please dial (877) 407- 8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Q2 2022 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a diversified, specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures such as adjusted EBITDA and adjusted operating expenses. We use these non-GAAP financial measures to understand, manage and evaluate our business as we believe they provide additional information on the performance of our business. We believe that the presentation of these non-GAAP financial measures, taken in conjunction with our results under GAAP, provide analysts, investors, lenders and other third parties insight into our view and assessment of our ongoing operating performance. In addition, we believe that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide supplementary information that may be useful to analysts, investors, lenders, and other third parties in assessing our performance and results from period to period. We report these non-GAAP financial measures to portray the results of our operations prior to considering certain income statement elements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income, which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude stock-based compensation expense from adjusted EBITDA although (a) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (b) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition expenses incurred; and
●	we exclude recognition of the step-up basis in inventory from acquisitions as the amount and/or frequency of these expenses are not part of our underlying business.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

The Company has not provided a reconciliation of its full-year 2022 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures because it is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense. These items are uncertain and depend on various factors that could have a material impact on GAAP net income and operating expenses for the guidance period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2022 financial guidance, including total projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations. Actual results may differ materially from management’s expectations and such forward-looking statements in this press release could be affected as a result of various important factors, including risks relating to, among others: risks related to the ability to realize the anticipated benefits of our acquisition of BDSI, including the possibility that the expected benefits from the BDSI acquisition will not be realized or will not be realized within the expected time period; the risk that BDSI’s business will not be integrated successfully; unknown liabilities; risks related to future opportunities and plans for the products acquired with BDSI, including uncertainty of the expected financial performance of such products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P.; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Alex Dasalla

Head of Investor Relations

adasalla@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	June 30,	December 31,
	2022	2021
Cash and cash equivalents	$122,722	$186,426
Accounts receivable, net	197,505	105,844
Inventory	77,769	17,394
Prepaid expenses and other current assets	11,778	5,879
Property and equipment, net	19,965	19,491
Operating lease assets	7,257	7,644
Intangible assets, net	647,299	268,723
Restricted cash	2,547	2,547
Deferred tax assets	28,571	78,042
Other noncurrent assets	67	87
Goodwill	130,094	—
Total assets	$1,245,574	$692,077

Accounts payable and accrued expenses	46,331	33,403
Accrued rebates, returns and discounts	246,719	196,996
Term notes payable	605,686	110,019
Convertible senior notes	140,415	139,966
Operating lease liabilities	8,811	8,765
Shareholders’ equity	197,612	202,928
Total liabilities and stockholders’ equity	$1,245,574	$692,077

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Product revenues, net	$123,549	$82,942	$207,300	$170,663
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	33,684	15,908	50,016	31,236
Intangible asset amortization	37,501	16,795	56,424	33,590
Total cost of products revenues	71,185	32,703	106,440	64,826
Gross profit	52,364	50,239	100,860	105,837
Operating expenses
Research and development	—	3,462	3,983	6,392
Selling, general and administrative	41,254	30,368	95,782	61,844
Total operating expenses	41,254	33,830	99,765	68,236
Income from operations	11,110	16,409	1,095	37,601
Interest expense	(17,761)	(5,421)	(23,592)	(11,142)
Interest income	5	3	9	6
(Loss) income before income taxes	(6,646)	10,991	(22,488)	26,465
Benefit from income taxes	(1,455)	(61,852)	(4,228)	(62,040)
Net (loss) income	$(5,191)	$72,843	$(18,260)	$88,505

(Loss) earnings per share — basic	$(0.15)	$2.06	$(0.54)	$2.52
Weighted-average shares — basic	34,001,553	35,302,608	33,838,638	35,128,144

(Loss) earnings per share — diluted	$(0.15)	$1.79	$(0.54)	$2.20
Weighted-average shares — diluted	34,001,553	41,286,853	33,838,638	41,251,749

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net (loss) income	$(5,191)	$72,843	$(18,260)	$88,505
Adjustments:
Interest expense	17,761	5,421	23,592	11,142
Interest income	(5)	(3)	(9)	(6)
Benefit from income taxes	(1,455)	(61,852)	(4,228)	(62,040)
Depreciation	656	425	1,371	864
Amortization	37,501	16,795	56,424	33,590
Stock-based compensation expense	5,692	6,516	11,827	13,395
Acquisition related expense	3,579	—	30,746	—
Recognition of step-up basis in inventory	12,638	—	13,241	—
Total adjustments	$76,367	$(32,698)	$132,964	$(3,055)
Adjusted EBITDA	$71,176	$40,145	$114,704	$85,450

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Operating expenses	$41,254	$33,830	$99,765	$68,236
Adjustments:
Stock-based compensation	5,692	6,516	11,827	13,395
Acquisition related expense	3,579	—	30,746	—
Total adjustments	9,271	6,516	42,573	13,395
Adjusted operating expenses	$31,983	$27,314	$57,192	$54,841